UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

BIOSCRIP, INC.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
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(4)	Date Filed:

BioScrip to Participate in Upcoming Investor Conferences

DENVER, May 21, 2019 -- BioScrip, Inc. (NASDAQ: BIOS) ("BioScrip" or the "Company"), the largest independent national provider of infusion and home care management solutions, today announced that Daniel E. Greenleaf, President and Chief Executive Officer, and Stephen M. Deitsch, Senior Vice President, Chief Financial Officer and Treasurer, will participate in the following upcoming investor conferences:

The 16th Annual Craig-Hallum Institutional Investor Conference

Minneapolis, Minnesota

Wednesday, May 29, 2019

One-on-one and small group meetings only

The Jefferies 2019 Healthcare Conference

New York, New York

Tuesday, June 4, 2019

Group presentation – 2:00 p.m. ET

One-on-one and small group meetings throughout the day

Given BioScrip’s pending combination with Option Care, Option Care’s Chief Executive Officer, John Rademacher, and Chief Financial Officer, Mike Shapiro, plan to accompany BioScrip’s senior leadership at these events. A live webcast of the Jefferies group presentation and copies of the materials presented can be accessed via BioScrip’s Investor Relations website at https://investors.bioscrip.com/ or through the following link: http://wsw.com/webcast/jeff118/bios/.

About BioScrip, Inc.

BioScrip, Inc. is the largest independent national provider of infusion and home care management solutions, with approximately 2,100 teammates and nearly 70 service locations across the U.S. BioScrip partners with physicians, hospital systems, payors, pharmaceutical manufacturers and skilled nursing facilities to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On April 30, 2019, BioScrip, Inc. (“BioScrip” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent to the stockholders of BioScrip and will contain important information about the proposed transaction and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED AND ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement and other relevant materials (when they become available) and any other documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant materials from the Company by contacting Investor Relations by mail at 1600 Broadway, Suite 700, Denver, CO 80202, Attn: Investor Relations, by telephone at (720) 697-5200, or by going to the Company’s Investor Relations page on its corporate web site at https://investors.bioscrip.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the matters discussed above. Information about the Company’s directors and executive officers is set forth in the Proxy Statement on Schedule 14A for the Company’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019. This document can be obtained free of charge from the sources indicated above. Information regarding the ownership of the Company’s directors and executive officers in the Company’s securities is included in the Company’s SEC filings on Forms 3, 4, and 5, which can be found through the SEC’s website at www.sec.gov. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Investor Contacts:

Stephen Deitsch	Kalle Ahl, CFA
Chief Financial Officer & Treasurer	The Equity Group
T: (720) 697-5200	T: (212) 836-9614
stephen.deitsch@bioscrip.com	kahl@equityny.com